Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: October 27, 2021

Investors & Media:	Kedric Meredith	312.861.6034

JBT Corporation Reports Third Quarter 2021 Results
Robust Demand Offset by Intensified Supply Chain, Labor, and Inflationary Pressures

Highlights:

◦Revenue of $477 million and earnings per share of $0.91, or $1.02 as adjusted
◦Orders increased 24 percent year over year with expansion at FoodTech and AeroTech
◦Generated strong operating cash flow of $33 million and free cash flow of $32 million
◦Adjusting full-year guidance to reflect impact from supply chain disruptions and labor challenges

CHICAGO, October 27, 2021 - JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the third quarter of 2021.

"JBT continued to enjoy robust demand for our products and services in the third quarter of 2021," said Brian Deck, President and Chief Executive Officer. "At the same time, intensifying macro pressures, including material cost inflation, supply chain and logistics disruptions, and labor cost inflation and shortages caused us to fall short of expectations."

Comparisons in this news release are to the comparable period of the prior year, unless otherwise noted.

Third Quarter 2021

"FoodTech was largely able to mitigate the supply chain and inflationary challenges, posting revenue in line with our guidance and margins slightly below our expectations," said Matt Meister, Executive Vice President and Chief Financial Officer. "AeroTech fell well short of expectations as shortages of critical raw material, components, and labor impeded our ability to build and ship equipment and increased the overall cost of running the business."

Third quarter 2021 revenue of $477 million increased 14 percent year over year. Operating income was $41 million and net income was $29 million. Adjusted EBITDA of $65 million increased 9 percent year over year while adjusted EBITDA margin declined 50 basis points to 13.7 percent.

FoodTech revenue of $359 million increased 19 percent year over year, with acquisitions and foreign currency translation accounting for 4 percent and 1 percent, respectively. Operating profit was $49 million. Adjusted EBITDA of $67 million increased 23 percent year over year while adjusted EBITDA margin expanded 60 basis points to 18.7 percent.

AeroTech revenue of $118 million was flat year over year. Operating profit was $7 million. Adjusted EBITDA of $8 million declined $6 million year over year while adjusted EBITDA margin contracted 550 basis points to 6.9 percent.

Corporate expense increased 3 percent year over year while interest expense declined 28 percent.

Diluted earnings per share from continuing operations was $0.91 for the third quarter of 2021 compared with $0.54 for the third quarter of 2020. Adjusted earnings per share were $1.02, compared with $0.83 in the year-ago period.

Third quarter 2021 orders expanded 23 percent at FoodTech with a 45 percent increase in backlog compared with the year-ago period. AeroTech orders and backlog increased 25 percent and 34 percent, respectively.

"At FoodTech, we enjoyed a good balance of demand between retail and foodservice-oriented customers, growth across all geographic regions, and particularly strong demand for automation solutions that reduce labor input," added Deck. "AeroTech orders continued to reflect healthy demand from infrastructure, cargo, and defense markets with incremental improvement from commercial airlines."

JBT generated cash from operations of $33 million and free cash flow of $32 million in the third quarter of 2021. Liquidity at quarter end, which includes cash plus borrowing capacity, stood at $388 million with a leverage ratio of 2.3x net debt to trailing twelve months adjusted EBITDA.

As previously announced, JBT completed the acquisition of Prevenio early in the third quarter. "We are very excited about the opportunity to grow Prevenio's food safety solutions by leveraging JBT's highly diversified customer base and global sales and service capabilities," said Deck.

Outlook

"We have adjusted our full-year 2021 guidance to reflect greater than anticipated supply chain, labor, and inflationary pressures," concluded Deck.

For full-year 2021, the Company expects revenue growth of 13.5 - 14.5 percent at FoodTech, including 1 - 2 percent each from acquisitions and foreign currency translation. Operating margins are projected at 13.75 - 14.0 percent with adjusted EBITDA margins in the 18.75 - 19.0 percent range.

At AeroTech, the Company anticipates a revenue decline of approximately 3 percent compared to 2020. Operating and adjusted EBITDA margin guidance is 7.75 - 8.25 percent and 8.75 - 9.25 percent, respectively.

All in, JBT expects total revenue expansion of 9 to 10 percent for the full year.

Corporate expense is expected to be approximately 2.6 percent of revenue. Interest expense for 2021 is forecasted at $9 million and the tax rate is expected to be approximately 24.5 percent, excluding discrete items.

Based on these forecasts, earnings per diluted share guidance for full year 2021 is $3.70 - $3.80 on a GAAP basis and $4.15 - $4.25 on an adjusted basis.

Full-year, adjusted EBITDA is expected to be $255 million to $265 million.

"Based on record backlog, we believe FoodTech has an attractive revenue set up for 2022," concluded Deck. "At AeroTech, given its near record backlog, we anticipate revenue growth in the low double digits to mid-teens in 2022."

Third Quarter 2021 Earnings Conference Call

A conference call is scheduled for 10:00 a.m. ET on Thursday, October 28, 2021, to discuss third quarter results. Participants may access the conference call through Online Registration: http://www.directeventreg.com/registration/event/5675961. A simultaneous webcast and audio replay of the call will be available on the Company’s Investor Relations website https://ir.jbtc.com/events-and-presentations/.

Earnings Presentation

An earnings presentation is also available on the Company's Investor Relations website https://ir.jbtc.com/events-and-presentations/.
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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 6,400 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT’s ability to control. Forward-looking statements include, among others, statements relating to the expected impact of the COVID-19 pandemic on our business and our results of operations, our plans to mitigate the impact of the pandemic, our strategic plans, our restructuring plans and expected cost savings from those plans, our liquidity and our covenant compliance. The factors that could cause our actual results to differ materially from expectations include but are not limited to the following factors: the duration of the COVID-19 pandemic and the effects of the pandemic on our ability to operate our business and facilities, on our customers, on our supply chains due to extended delivery times and unavailability of required components and freight, on our cost of labor due to higher labor turnover and shortage of skilled labor and on the economy generally; fluctuations in our financial results; unanticipated delays or acceleration in our sales cycles; deterioration of economic conditions; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; risks associated with acquisitions; effects of the U.K.’s exit from the E.U.; fluctuations in currency exchange rates; difficulty in implementing our business strategies; increases in energy or raw material prices, freight costs, and lack of availability of raw materials driven by supply chain delays, the unavailability of required components, and inflationary pressures; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; impact of climate change and environmental protection initiatives; our ability to comply with the laws and regulations governing our U.S. government contracts; acts of terrorism or war; termination or loss of major customer contracts and risks associated with fixed-price contracts, particularly during periods of high inflation; customer sourcing initiatives; competition and innovation in our industries; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks such as network intrusion or ransomware schemes; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; fluctuations in interest rates and returns on pension assets; availability of and access to financial and other resources; and other factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed by JBT with the Securities and Exchange Commission and in any subsequently filed Form 10-Q. In addition, many of our risks and uncertainties are currently amplified by and will continue to be amplified by the COVID-19 pandemic. Given the highly fluid nature of the COVID-19 pandemic, it is not possible to predict all such risks and uncertainties. JBT cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. JBT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

We provide non-GAAP financial measures in order to increase transparency in our operating results and trends. These non-GAAP measures eliminate certain costs or benefits from, or change the calculation of, a measure as calculated under U.S. GAAP. By eliminating these items, we believe we provide a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP measures in financial and operational evaluation, planning and forecasting.

These calculations may differ from similarly-titled measures used by other companies. The non-GAAP financial measures disclosed are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$477.4	$419.2	$1,370.7	$1,288.4
Cost of sales	334.9	292.0	945.1	888.0

Gross profit	142.5	127.2	425.6	400.4
Gross profit %	29.8%	30.3%	31.0%	31.1%

Selling, general and administrative expense	100.9	91.8	296.9	269.6
Restructuring expense	1.1	7.1	3.1	11.2

Operating income	40.5	28.3	125.6	119.6
Operating income %	8.5%	6.8%	9.2%	9.3%

Pension expense, other than service cost	0.1	1.1	0.1	3.1
Net interest expense	2.1	2.9	6.3	11.2
Income from continuing operations before income taxes	38.3	24.3	119.2	105.3
Provision for income taxes	9.0	7.1	32.4	26.6
Income from continuing operations	29.3	17.2	86.8	78.7
Net income	$29.3	$17.2	$86.8	$78.7

Basic earnings per share:
Income from continuing operations	$0.91	$0.54	$2.71	$2.46
Net income	$0.91	$0.54	$2.71	$2.46

Diluted earnings per share:
Income from continuing operations	$0.91	$0.54	$2.71	$2.45
Net income	$0.91	$0.54	$2.71	$2.45

Weighted average shares outstanding
Basic	32.0	32.0	32.0	32.0
Diluted	32.1	32.1	32.1	32.1

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Income from continuing operations as reported	$29.3	$17.2	$86.8	$78.7

Non-GAAP adjustments:
Restructuring related costs
Restructuring expense	1.1	7.1	3.1	11.2
Inventory impairment due to restructuring	—	1.9	—	1.9
M&A related cost(1)	3.6	0.9	8.5	4.4
Management succession costs(2)	—	3.5	—	3.5
Impact on tax provision from Non-GAAP adjustments(3)	(1.1)	(4.0)	(2.8)	(5.9)
Impact on tax provision from remeasurement of deferred taxes from material tax rate changes	—	—	4.4	—
Adjusted income from continuing operations	$32.9	$26.6	$100.0	$93.8

Income from continuing operations as reported	$29.3	$17.2	$86.8	$78.7
Total shares and dilutive securities	32.1	32.1	32.1	32.1
Diluted earnings per share from continuing operations	$0.91	$0.54	$2.71	$2.45

Adjusted income from continuing operations	$32.9	$26.6	$100.0	$93.8
Total shares and dilutive securities	32.1	32.1	32.1	32.1
Adjusted diluted earnings per share from continuing operations	$1.02	$0.83	$3.12	$2.92

(1) M&A related costs include integration costs, amortization of inventory step-up from business combinations, earn out adjustments to fair value, advisory and transaction costs for both potential and completed M&A transactions and strategy.

(2) In the third quarter of 2020, we adjusted certain of our non-GAAP financial measures for management succession costs relating to severance paid to our former CEO, net of the reversal of stock based compensation expense for forfeited equity awards and costs related to filling executive positions.

(3) Impact on income tax provision was calculated using our annual effective tax rate of 24.2% and 24.7% for the quarters ended September 30, 2021 and 2020, respectively.

The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income	$29.3	$17.2	$86.8	$78.7

Income from continuing operations as reported	29.3	17.2	86.8	78.7

Income tax provision	9.0	7.1	32.4	26.6
Interest expense, net	2.1	2.9	6.3	11.2
Depreciation and amortization	20.0	18.0	56.6	53.2

EBITDA	60.4	45.2	182.1	169.7

Restructuring related costs
Restructuring expense	1.1	7.1	3.1	11.2
Inventory impairment due to restructuring	—	1.9	—	1.9
Pension expense, other than service cost	0.1	1.1	0.1	3.1
M&A related cost(1)	3.6	0.9	8.5	4.4
Management succession costs(2)	—	3.5	—	3.5

Adjusted EBITDA	$65.2	$59.7	$193.8	$193.8

(1) M&A related costs include integration costs, amortization of inventory step-up from business combinations, earn out adjustments to fair value, advisory and transaction costs for both potential and completed M&A transactions and strategy.

(2) In the third quarter of 2020, we adjusted certain of our non-GAAP financial measures for management succession costs relating to severance paid to our former CEO, net of the reversal of stock based compensation expense for forfeited equity awards and costs related to filling executive positions.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
JBT FoodTech	$359.1	$301.0	$1,031.6	$913.5
JBT AeroTech	118.3	118.2	339.1	374.9
Total revenue	$477.4	$419.2	$1,370.7	$1,288.4

Income before income taxes
Segment operating profit(1)(2):
JBT FoodTech	$48.9	$37.9	$141.9	$127.6
JBT FoodTech segment operating profit %	13.6%	12.6%	13.8%	14.0%

JBT AeroTech	7.0	11.4	29.0	40.2
JBT AeroTech segment operating profit %	5.9%	9.6%	8.6%	10.7%

Total segment operating profit	55.9	49.3	170.9	167.8
Total segment operating profit %	11.7%	11.8%	12.5%	13.0%

Corporate expense	14.3	13.9	42.2	37.0
Restructuring expense	1.1	7.1	3.1	11.2
Operating income	$40.5	$28.3	$125.6	$119.6
Operating income %	8.5%	6.8%	9.2%	9.3%

Other business segment information

	Three Months Ended September 30,		Nine Months Ended September 30,
Inbound orders	2021	2020	2021	2020
JBT FoodTech	$382.0	$310.4	$1,165.3	$888.6
JBT AeroTech	138.7	110.8	421.6	347.3
Total inbound orders	$520.7	$421.2	$1,586.9	$1,235.9

			As of September 30,
			2021	2020
Order Backlog
JBT FoodTech			$544.7	$376.8
JBT AeroTech			369.3	276.4
Total order backlog			$914.0	$653.2

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense, pension expense other than service, and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure. The table above includes a reconciliation of total segment operating profit to operating income. We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations. It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended September 30, 2021
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$48.9	$7.0	$(15.4)	$40.5
Restructuring expense	—	—	1.1	1.1
M&A related cost(1)	0.3	—	3.3	3.6
Adjusted operating profit	49.2	7.0	(11.0)	45.2
Depreciation and amortization	17.9	1.2	0.9	20.0
Adjusted EBITDA	$67.1	$8.2	$(10.1)	$65.2

Total revenue	$359.1	$118.3	$—	$477.4
Operating profit %	13.6%	5.9%		8.5%
Adjusted operating profit %	13.7%	5.9%		9.5%
Adjusted EBITDA %	18.7%	6.9%		13.7%

	Nine Months Ended September 30, 2021
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$141.9	$29.0	$(45.3)	$125.6
Restructuring expense	—	—	3.1	3.1
M&A related cost(1)	1.1	—	7.4	8.5
Adjusted operating profit	143.0	29.0	(34.8)	137.2
Depreciation and amortization	51.1	3.2	2.3	56.6
Adjusted EBITDA	$194.1	$32.2	$(32.5)	$193.8

Total revenue	$1,031.6	$339.1	$—	$1,370.7
Operating profit %	13.8%	8.6%		9.2%
Adjusted operating profit %	13.9%	8.6%		10.0%
Adjusted EBITDA %	18.8%	9.5%		14.1%

(1) M&A related costs include integration costs, amortization of inventory step-up from business combinations, earn out adjustments to fair value, advisory and transaction costs for both potential and completed M&A transactions and strategy.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended September 30, 2020
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	37.9	11.4	(21.0)	28.3
Restructuring related costs
Restructuring expense	—	—	7.1	7.1
Inventory impairment due to restructuring	—	1.9	—	1.9
M&A related cost(1)	0.7	—	0.2	0.9
Management succession costs(2)	—	—	3.5	3.5
Adjusted operating profit	38.6	13.3	(10.2)	41.7
Depreciation and amortization	16.0	1.3	0.7	18.0
Adjusted EBITDA	$54.6	$14.6	$(9.5)	$59.7

Total revenue	$301.0	$118.2	$—	$419.2
Operating profit %	12.6%	9.6%		6.8%
Adjusted operating profit %	12.8%	11.3%		9.9%
Adjusted EBITDA %	18.1%	12.4%		14.2%

	Nine Months Ended September 30, 2020
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$127.6	$40.2	$(48.2)	$119.6
Restructuring related costs
Restructuring expense	—	—	11.2	11.2
Inventory impairment due to restructuring	—	1.9	—	1.9
M&A related cost(1)	1.0	—	3.4	4.4
Management succession costs(2)	—	—	3.5	3.5
Adjusted operating profit	128.6	42.1	(30.1)	140.6
Depreciation and amortization	47.2	4.0	2.0	53.2
Adjusted EBITDA	$175.8	$46.1	$(28.1)	$193.8

Total revenue	$913.5	$374.9	$—	$1,288.4
Operating profit %	14.0%	10.7%		9.3%
Adjusted operating profit %	14.1%	11.2%		10.9%
Adjusted EBITDA %	19.2%	12.3%		15.0%

(1) M&A related costs include integration costs, amortization of inventory step-up from business combinations, earn out adjustments to fair value, advisory and transaction costs for both potential and completed M&A transactions and strategy.

(2) In the third quarter of 2020, we adjusted certain of our non-GAAP financial measures for management succession costs relating to severance paid to our former CEO, net of the reversal of stock based compensation expense for forfeited equity awards and costs related to filling executive positions.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	September 30,	December 31,
	2021	2020

Cash and cash equivalents	$58.2	$47.5
Trade receivables, net of allowances	319.7	304.4
Inventories	217.9	197.3
Other current assets	68.6	66.9
Total current assets	664.4	616.1

Property, plant and equipment, net	268.3	268.0
Other assets	1,105.8	921.8
Total assets	$2,038.5	$1,805.9

Short-term debt and current portion of long-term debt	$0.3	$2.4
Accounts payable, trade and other	183.4	140.7
Advance and progress payments	157.1	137.5
Other current liabilities	162.0	176.9
Total current liabilities	502.8	457.5
Long-term debt, less current portion	652.9	522.5

Accrued pension and other post-retirement benefits, less current portion	74.1	94.1
Other liabilities	101.4	94.7

Common stock and additional paid-in capital	214.6	229.2
Retained earnings	705.0	627.8
Accumulated other comprehensive loss	(212.3)	(219.9)
Total stockholders equity	707.3	637.1
Total Liabilities and Stockholders Equity	$2,038.5	$1,805.9

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Nine Months Ended September 30,
	2021	2020

Cash flows from operating activities:
Income from continuing operations	$86.8	$78.7

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	56.6	53.2
Other	9.5	9.1

Changes in operating assets and liabilities:
Trade accounts receivable, net	(16.1)	54.5
Inventories	(26.6)	14.4
Accounts payable, trade and other	40.0	(46.6)
Advance and progress payments	22.7	4.2
Other - assets and liabilities, net	(9.6)	(6.4)

Cash provided by continuing operating activities	163.3	161.1
Cash provided by operating activities	163.3	161.1

Cash flows from investing activities:
Acquisitions, net of cash acquired	(185.3)	(4.5)
Capital expenditures	(33.9)	(22.7)
Other	2.0	1.2

Cash required by investing activities	(217.2)	(26.0)

Cash flows from financing activities:
Net payments on credit facilities	(260.8)	(109.6)
Proceeds from issuance of 2026 convertible senior notes, net of issuance costs	391.5	—
Purchase of convertible bond hedge	(65.6)	—
Proceeds from sale of warrants	29.5	—
Dividends	(9.5)	(9.5)
Payment of acquisition date earnout liability	(16.1)	—
Other	(2.1)	(2.2)

Cash provided (required) by financing activities	66.9	(121.3)

Effect of foreign exchange rate changes on cash and cash equivalents	(2.3)	(2.7)

Increase in cash and cash equivalents	10.7	11.1

Cash and cash equivalents, beginning of period	47.5	39.5

Cash and cash equivalents, end of period	$58.2	$50.6

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Nine Months Ended September 30,
	2021	2020

Cash provided by continuing operating activities	$163.3	$161.1
Less: capital expenditures	33.9	22.7
Plus: proceeds from sale of fixed assets	2.0	1.2
Plus: pension contributions	12.3	0.6
Free cash flow (FCF)	$143.7	$140.2

The above table reports Free cash flow, which is a non-GAAP financial measure. We use Free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For Free cash flow purposes we consider contributions to pension plans to be more comparable to payment of debt, and therefore exclude these contributions from the calculation of Free cash flow.

JBT CORPORATION
NET DEBT CALCULATION
(Unaudited and in millions)

	September 30,	December 31,	September 30,	Change from	Change from
	2021	2020	2020	Prior Year-End	Prior Year
Total debt	$653.2	$524.9	$598.2	$128.3	$55.0

Cash and cash equivalents	(58.2)	(47.5)	(50.6)	(10.7)	(7.6)

Net debt	$595.0	$477.4	$547.6	$117.6	$47.4

JBT CORPORATION
BANK LEVERAGE RATIO CALCULATION
(Unaudited and in millions)

Four Quarters Ended
September 30, 2021
Total debt	$653.2
Cash and cash equivalents	(58.2)
Other items considered debt under the credit agreement	28.2
Consolidated total indebtedness(1)	$623.2

Last four quarters Adjusted EBITDA	$259.5
Other adjustments net to earnings under the credit agreement	(10.8)
Consolidated EBITDA(1)	$248.7

Bank leverage ratio (Consolidated Total Indebtedness / Consolidated EBITDA)	2.5

(1) As defined in the credit agreement

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED
EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

	Guidance	Guidance
	Q4 2021	Full Year 2021

Diluted earnings per share from continuing operations	$1.00 - $1.10	$3.70 - $3.80

Non-GAAP adjustments:
Restructuring expense(1)	0.03	0.12
M&A related costs(2)	0.04	0.28

Impact on tax provision from Non-GAAP adjustments(3)	(0.02)	(0.09)
Impact on tax provision from remeasurement of deferred taxes from material tax rate changes	—	0.14

Adjusted diluted earnings per share from continuing operations	$1.05 - $1.15	$4.15 - $4.25

(1) Restructuring expense is estimated to be approximately $1 million and $4 million for the fourth quarter 2021 and full year 2021, respectively. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be approximately $1-2 million and $9 million for the fourth quarter 2021 and full year 2021, respectively. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share.

(3) Impact on tax provision was calculated using the Company's effective tax rate of approximately 24.5%.